CORONUS SOLAR INC.
(the “Corporation”)
Suite 1100 - 1200 West 73rd Ave., Vancouver, B.C., V6P 6G5
Telephone: (604) 267-7078 Facsimile: (604) 267-7080

AMENDMENT TO CONSULTING SERVICES AGREEMENT
DATED SEPTEMBER 1, 2013

Effective September 1, 2013, Earthlight Solar Inc. (“Earthlight”) was to provide the Corporation with advisory and consulting services (the “Services”) in respect of the Corporation’s solar photovoltaic business.

The Corporation is to pay Earthlight $10,000 per month (the “Fee”) for the Services, and will do so up to November 30, 2013.

Effective December 1, 2013, the Corporation is to pay Earthlight 10% of the cash value received of the Redwood Debenture, in return for performing those certain development services in respect of the twelve anticipated, utility-scale, solar PV projects under the Share Purchase and Development Services Agreement (see Form 8-K filed with the SEC on September 30, 2013).

Either party can terminate the Services with notice.

Mark Burgert is a control person of Earthlight, and Mr. Burgert is also a control person of the Corporation.

Both the Corporation and Earthlight have good right, full corporate power and absolute authority to enter into this Agreement.

The Agreement is dated as of November 4, 2013.